Exhibit 10.156

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

            This Third Amendment to Purchase and Sale Contract (this “Amendment”) is made as of August 9, 2010 between CCP IV ARBOURS OF HERMITAGE, LLC, a Delaware limited liability company ("Seller") and NEYLAND APARTMENT ASSOCIATES LLC, a Tennessee limited liability company (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of May 21, 2010, as amended by (i) that certain First Amendment to Purchase and Sale Contract, dated July 8, 2010, and (ii) that certain Second Amendment to Purchase and Sale Contract, dated July 13, 2010 with respect to the sale of certain property described therein (collectively, the “Contract”);  and

            WHEREAS, Seller and Purchaser desire to amend the Contract on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise defined herein.

2.      Extension of the Feasibility Period.  The Feasibility Period (as defined in Section 3.1 of the Contract) is hereby extended to September 15, 2010.

3.      Extension of the Closing Date.  The Closing Date (as defined in Section 5.1 of the Contract) is hereby extended to September 30, 2010.

4.      Purchaser’s Damages.  The amount of $75,000 set forth in Section 10.2 of the Contract is hereby increased to $150,000.

5.      Maximum Claim.  The proviso at the end of sub-clause (iii)(y) in Section 7.5 of the Contract is hereby modified to reflect that the maximum claim that may be made in the aggregate by Seller and Purchaser for insurance proceeds relating to the Damaged Property (excluding any claim for rental loss or business interruption insurance) is hereby increased from $1,169,598 to $1,307,867.54.

6.      Rental Loss Credit.  Sub-clause (iv) in Section 7.5 of the Contract is hereby deleted and replaced as follows:  “(iv) in lieu of assigning any outstanding claims from rental loss or business interruption insurance, at Closing Seller shall provide Purchaser with a credit against the Purchase Price equal to the product of (A) the number of months (or portions thereof) between the Closing Date through December 31, 2010 and (B) $9,031.13,”

7.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

CCP IV ARBOURS OF HERMITAGE, LLC, a Delaware limited liability company

By: CCP IV ASSOCIATES, LTD., a Texas limited partnership, its member

By: CCP/IV RESIDENTIAL GP, L.L.C., a South Carolina limited liability company, its general partner

By: CONSOLIDATED CAPITAL PROPERTIES IV, LP, a Delaware limited partnership, its manager

By: CONCAP EQUITIES, INC., a Delaware corporation, its general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

Purchaser:

NEYLAND APARTMENT ASSOCIATES LLC,
a Tennessee limited liability company

By:  /s/Joseph A. Fielden
Name:  Joseph A. Fielden
Title:  Chief Manager